EXHIBIT 23b.

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-30856, 33-38411, 33-38587, 33-44788, 333-47403, 33-52691, 33-30756-02, 33-58187, 333-02873, 333-65424 and 333-107414) and Form S-3 (Nos. 33-33682, 33-62496, 333-114107 and 333-117818) of Bristol-Myers Squibb Company of our report dated March 13, 2006 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Philadelphia, PA
February 21, 2008

E-23-2